77C

RESULTS OF THE SPECIAL MEETING OF SHAREHOLDERS OF THE FUND

A meeting of the Fund’s shareholders was held on March 26, 2013.  The matter voted on by the shareholders and the results of the vote at the shareholders meeting were as follows:

				% of Shares Voted	% of Fund's Outstanding Shares Voted
			Shares Voted
1.	To ratify the prior appointment of Edson L. Bridges to the Board of Directors.
		For	1,613,830	99.96%	71.08%
		Withheld	600	0.04%	0.03%
2.	To ratify the prior appointment of Robert W. Bridges to the Board of Directors.
		For	1,613,830	99.96%	71.08%
		Withheld	600	0.04%	0.03%
3.	To ratify the prior appointment of Nathan P. Dodge III to the Board of Directors.
		For	1,613,603	99.95%	71.07%
		Withheld	827	0.05%	0.04%
4.	To ratify the prior appointment of Adam M. Koslosky to the Board of Directors.
		For	1,613,830	99.96%	71.08%
		Withheld	600	0.04%	0.03%
5.	To ratify the prior appointment of Michael C. Meyer to the Board of Directors.
		For	1,613,830	99.96%	71.08%
		Withheld	600	0.04%	0.03%
6.	To ratify the prior appointment of Gary L. Peterson to the Board of Directors.
		For	1,613,830	99.96%	71.08%
		Withheld	600	0.04%	0.03%
7.	To ratify the prior appointment of Robert Slezak to the Board of Directors.
		For	1,613,830	99.96%	71.08%
		Withheld	600	0.04%	0.03%
8.	To approve the appointment of Kelly A. Walters to the Board of Directors.
		For	1,613,830	99.96%	71.08%
		Withheld	600	0.04%	0.03%
9.	To approve the appointment of Lyn W. Ziegenbein to the Board of Directors.
		For	1,612,425	99.88%	71.02%
		Withheld	2,005	0.12%	0.09%